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Exhibit 23.6

Consent of Ryder Scott Company, L.P.

        We consent to the reference to our firm and to the audit performed by our firm in connection with the proved oil and gas reserve report of Key Production Company, Inc. dated December 31, 2001, in the Proxy Statement/Prospectus of Key Production Company, Inc. and Cimarex Energy Co. constituting a part of the Registration Statement on Form S-4 of Cimarex Energy Co.

May 9, 2002

                      /s/ Ryder Scott Company, L.P.
                      Ryder Scott Company, L.P.

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  Exhibit 23.6